Exhibit 99.2

AXA Financial, Inc.

Reconciliation of AXA US Life & Savings Contribution to AXA Group IFRS Revenues

with Consolidated AXA Financial, Inc. Premiums under USGAAP

(in $ millions)

		Nine Months Ended September 30,
		2010	2011
Contribution to IFRS Gross Revenues per AXA Press Release	in Euro
Gross Premiums		6,538	6,586
Other Revenues (A)		604	612

		7,142	7,198
Average exchange rate US$1.00 =		0.76009	0.71062

	in USD	9,396	10,129

Reconciling items:
Less: Other Revenues (A)		(794)	(860)
Less: Deposits from Universal life and investment-type product policy fee income (B)		(7,090)	(7,774)
Less: Reinsurance ceded premiums (C)		(382)	(379)
Add: Others (D)		18	17

Total Reconciling items		(8,248)	(8,996)

Consolidated AXA Financial, Inc. US GAAP Premiums		1,148	1,133

(A)	Represents fees received from servicing and advisory business, and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings
(B)	Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet
(C)	Reflected as a reduction to Premiums in the US GAAP Statement of Earnings
(D)	Represents Pension fee income and Reinsurance Assumed Premiums that are excluded from premiums for IFRS reporting